U.S. PREMIUM BEEF, LLC

SECURITIES TRADING POLICY

FOR ASSOCIATED PERSONS

            Our policy is that no director, officer or other management personnel of the Company (or member of his or her Immediate Family living in the same household) all of whom are referred to as “Associated Persons” may Directly or Indirectly purchase or sell any Securities of the Company (or any subsidiaries, such as National Beef Packing Company, LLC or its affiliates, having a business or other Relationship with the Company) while the Associated Person is in possession of Material Non-public Information affecting the Company (or such other company).  Associated Persons must also comply with the other “trading procedures” and the “confidentiality” guidelines described below.  Failure to comply with this policy could result in disciplinary action by the Company and serious criminal and civil penalties.  Capitalized terms in this policy are defined in the Glossary of Terms at the end of this policy.  This policy may be amended from time to time to deal with changing circumstances.  Each Associated Person must review the most current version of this policy before proceeding with a transaction involving Securities of the Company.

TRADING PROCEDURES

            1.         Restrictions On Trading Transactions And Transfers.  Trading in Securities of U.S. Premium Beef, LLC (the “Company”) which by definition includes Securities of National Beef Packing Company, LLC and its affiliates, by Associated Persons is restricted as provided in this Section 1.

            (a)        Limited Trading Period.  Associated Persons may buy or sell Securities of the Company only during the four periods of time beginning one full business day after the Company has published its financial results of operations for the fiscal quarter and ending 30 days after that date unless the period is further restricted.  During the 30 day period in which Associated Persons are allowed to buy or sell Securities of the Company, all documents necessary to effect the pricing of the Securities of the Company in the transaction must be signed by both parties.  A buy or sell transaction involving Class A and Class B units remains subject to Board of Director approval, but Board of Director approval does not need to occur within the 30 day period.  Once the necessary documentation is submitted to the Company, the Associated Person will not be allowed to cancel the transaction, if the cancellation is motivated by or is the result of being in possession of Material Non-public Information.  Notwithstanding the forgoing, an Associated Person may only buy or sell Securities of the Company that are eligible to be traded.

(b)        “Blackout” Periods.  In addition, from time to time, certain Material events (e.g., signing a letter of intent for the acquisition or divestiture of assets) may give rise for the Board of Directors to establish a blackout period.  During a blackout period, Associated Persons shall not purchase or sell the Securities of the Company, even if the blackout period occurs during the four periods described above when the Associated Person is generally authorized to buy or sell Securities of the Company.

U.S. PREMIUM BEEF, LLC	ASSOCIATED PERSON TRADING POLICY

(c)        Associated Persons With Material Non-Public Information Further Restricted.  When making a decision to purchase or sell Securities of the Company (whether Directly or Indirectly or through a member of the Associated Person’s Immediate Family living in the same household), the Associated Person should consider whether he or she is in possession of Material Non-public Information about the Company.  If the Associated Person has Material Non-public Information (even if it is received from someone outside of the Company, such as a broker or other person with Material information about the Company) the Associated Person should not purchase or sell the Securities of the Company without verifying with the Company’s Chair and CEO that either the information is not Material, or that the information has been previously disclosed to the public.  Each Associated Person must be guided by sense of fairness to the persons purchasing or selling Securities of the Company.

Acceptable exceptions to the foregoing restriction include a periodic investment program in which regular purchases or sales are made under an established program administered by a broker, and where the timing of the purchase or sale is outside the control of the individual Associated Person.  Finally, if a development of major importance is expected to be announced within the next few weeks, transactions should be avoided until after the announcement.

            (d)        Employee And Director Options Excepted.  This Policy does not prohibit the acceptance or exercise of employee or director Options for Securities of the Company.  After exercise of these Options, sales of the Securities of the Company received are governed by this Policy.

            (e)        Gifts of Securities.  Gifts of Securities of the Company by Associated Persons may be made at any time if the disposition is a bona fide gift, whether charitable or non-charitable, and not a disposition “for value.”  A bona fide gift is one that is not required or inspired by a legal duty or is in any sense a payment to settle a debt or other obligation, and is not made as a reward for past services or hope for future consideration.  When making gifts, the Associated Person must not violate the confidentiality, Tipping and other parts of this Policy described below.  Making a gift is generally not subject to the short-swing profit prohibitions in Section 16(b) of the Securities Exchange Act of 1934.  However, if the donee is a family member sharing the same household and that donee sells the Securities of the Company within six months of a purchase by the Associated Person, the short-swing profit prohibitions may be triggered.

            (f)         Disclosure to Buyer or Seller.  The “Disclosure to Persons Dealing with ‘Associated Persons’ Relating to Purchase or Sale of U.S.  Premium Beef Units” attached to this Policy must be given to any person buying or selling units of the Company from an Associated Person.  The Company has approved the “Associated Person Transaction Unit Purchase and Sale Addendum” attached to this policy which shall be executed as part of the documentation for any transaction involving an Associated Person and Units of the Company.

U.S. PREMIUM BEEF, LLC	ASSOCIATED PERSON TRADING POLICY

            2.         Tipping.  “Tipping” is prohibited.  Company personnel, including Associated Persons, must not advise others about the purchase or sale of any Securities of the Company based on information learned through Company business or heard from others (whether or not they have a Relationship with the Company).  See “Confidentiality” below.

            3.         Policy Is Guidelines; Improper Transactions Should Not Be Undertaken.  This policy contains guidelines to prevent the most obvious forms of insider trading.  It is the Associated Person’s responsibility, in making any purchases or sales of Securities of the Company, to use his or her own judgment to consider whether these transactions are improper under the securities laws, or might have the appearance of being improper.  If the securities transactions become the subject of scrutiny, they will be viewed after the fact with the benefit of hindsight.  As a result, before engaging in any transaction, an Associated Person should carefully consider how regulators and potential litigants might view the transaction in hindsight.  The same is true of members of the Associated Person’s family, even those who do not live with the Associated Person.  If the transactions in Securities of the Company are timed to gain advantage with strategic moves of the Company, this will not look good in the context of a lawsuit or an SEC investigation, even if the Associated Person had nothing to do with their transactions.

CONFIDENTIALITY

            1.         The general rule should always be that “Company matters stay within the Company.”  Avoid the temptation to discuss confidential matters with family members and friends.

            2.         Avoid disclosing Non-public Information relating to Company matters, even to others within the Company, except on a “need-to-know” basis.

            3.         Avoid discussing Company matters in public places, such as restrooms, or in the Company’s hallways when persons other than Company personnel are within hearing range.

            4.         Be careful with documents which contain Non-public Information – avoid leaving them in view, and consider destroying them before discarding them.

            5.         Consider using code names or vague subject references for sensitive projects.

            6.         Use particular care when handling inquiries from the press and analysts.  In most cases, only the CEO should deal with those inquiries.

            7.         If you see others in the Company being careless with confidential information of the Company, remind them of this Policy.  Report any violations of this Policy to the Chair of the Board or CEO.  Early reporting may save the Company and the violator from very serious penalties.

PENALTIES FOR VIOLATIONS

U.S. PREMIUM BEEF, LLC	ASSOCIATED PERSON TRADING POLICY

            1.         Disciplinary Action By The Company.  Any violation of the above policies by an employee could result in disciplinary action as determined by management, up to and including dismissal.  Any violation by a director, officer or other management personnel of the Company will result in disciplinary action by the Board of Directors.

            2.         Fines And Penalties By The Government.  Violations of insider trading laws may result in criminal penalties, including up to ten years in jail and up to $1,000,000 in fines; civil penalties up to $1,000,000 or more; and liability for losses of third parties who traded without the inside information.  These penalties apply whether the violator actually traded in the securities or was the “tipper” and merely passed the information or advice on to others who traded.  The Company may be subject to even greater penalties for insider trading by an individual employee or director, even if no one else in the Company was involved.

            3.         SEC Scrutiny Heightened.  The SEC has recently stepped up its investigatory efforts and punishment of those involved in insider trading.  Insider trading is simply not worth the risk!

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            In case of any questions about the above Policy, contact the Chair of the Board or CEO.

U.S. PREMIUM BEEF, LLC	ASSOCIATED PERSON TRADING POLICY

GLOSSARY OF TERMS

“Direct or Indirect” purchase or sale by a person  —

Purchase or sale by the person, or member of the person’s “Immediate Family” (see definition below), either individually, jointly, as a member of a partnership, as a trustee, in a brokerage account, or in any other manner which benefits the person or where the person has investment control.  However, a purchase or sale by a mutual fund or blind trust in which the person has an interest is generally not included.

“Immediate Family”  —

Includes the person and his or her spouse, as well as children, parents and grandparents living in his or her household.

“Material” information  —

Information about a company which is important enough to affect a reasonable investor’s decision to buy or sell securities of that company.  Material information includes projections of future earnings or losses; information on dealer order levels; news of a pending or proposed merger, acquisition or tender offer; a major contract or litigation; news of a significant sale of assets or the disposition of a subsidiary; a change in cash distribution policies, declaration of a stock split or a new offering of securities; a change in management; a significant new product or discovery; impending bankruptcy or financial liquidity problems; and the gain or loss of a major customer or supplier.  Either positive or negative information may be material.

“Non-public Information”  —

Information which has not been released to the financial community or reported by the press.  Information generally stays non-public for a period of at least one business day after its release, while the financial markets have time to “absorb” the information.

“Option”  —

A contract to buy or sell securities, such as a “put” or “call.”

“Relationship”  —

Virtually any dealings with the Company.  For example, a customer, supplier, joint venture partner or even a competitor has a relationship with the Company which may result in obtaining confidential information about the other company.

U.S. PREMIUM BEEF, LLC	ASSOCIATED PERSON TRADING POLICY

“Securities of the Company” —

Securities of the Company including Class A Units, Class B Units, debt instruments, Patronage Notices and securities of any Subsidiaries.

“Subsidiaries” —

Any business or entity in which the Company own a majority of the financial and governance interests including National Beef Packing Company, LLC and any business or entity in which National Beef Packing Company, LLC owns or controls a majority of the governance and financial interests.

“Tipping”  —

Providing material non-public information to another person (the “tippee”), who trades in securities based on that information.  The “tipper” and the “tippee” are both subject to severe criminal and civil penalties for insider trading.